UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
October 11, 2007
Date of report (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	0-24216	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
           (Address of Principal Executive Offices)            (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.
     On October 11, 2007, IMAX Corporation (the “Company”) reported that Catalyst Fund Limited Partnership II (“Catalyst”) has withdrawn the lawsuit it filed against IMAX in the New York State Supreme Court. Catalyst was seeking to invalidate the consents the Company successfully received from a majority of its bondholders on April 16, 2007 extending the deadline to file the Company’s annual and other reports and waiving any existing defaults arising from a failure to comply with the reporting covenant under the indenture governing the Company’s senior notes.
     IMAX viewed the suit as entirely without merit and immediately moved to dismiss the complaint when it was filed on May 10, 2007. Catalyst then asked the Court for permission to withdraw the suit, which was granted on October 9, 2007. In September, Catalyst filed an application with the Superior Court for the Province of Ontario to litigate substantially the same matter in Canada. IMAX is contesting that application as well, and similarly views it to be without merit.
     Catalyst unsuccessfully opposed the Company’s consent solicitation and unsuccessfully attempted to trigger an event of default under the Company’s senior notes indenture on numerous occasions. Most recently, Catalyst issued a purported notice of default dated October 10, 2007. The Company believes it is in compliance with the senior notes indenture and that Catalyst’s claims are without merit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: October 11, 2007	By:	/s/ “Robert D. Lister”
		Name:	Robert D. Lister
		Title:	General Counsel

	By:	/s/ “G. Mary Ruby”
		Name:	G. Mary Ruby
		Title:	Corporate Secretary